Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER 2025 RESULTS
RUTLAND, VERMONT (October 30, 2025) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three and nine-month periods ended September 30, 2025.
Key Highlights:
•Revenues were $485.4 million for the quarter, up $73.7 million, or up 17.9%, from the same period in 2024.
•Solid waste pricing for the quarter was up 4.6% from the same period in 2024, with 4.7% collection price growth and 4.6% disposal price growth.
•Net income was $10.0 million for the quarter, up $4.2 million, or up 73.0%, as compared to $5.8 million for the same period in 2024.
•Adjusted EBITDA, a non-GAAP measure, was $119.9 million for the quarter, up $16.9 million, or up 16.4%, from the same period in 2024.
•Net cash provided by operating activities was $233.2 million for the year-to-date period, up $61.6 million, or up 35.9%, from the same period in 2024.
•Adjusted Free Cash Flow, a non-GAAP measure, was $119.5 million for the year-to-date period, up $20.7 million, or up 21.0%, from the same period in 2024.
•Acquired eight businesses year-to-date with approximately $105 million in annualized revenue, with another $30 million to come from the anticipated closing of the announced Mountain State Waste transaction.
•Increasing lower end of ranges for 2025 revenue and Adjusted EBITDA guidance based on year-to-date performance, confidence in strong results for the balance of 2025, and limited recycled commodity price exposure.

“We reported another quarter of record performance across our key financial metrics as we continue to execute on our operating plans and disciplined acquisition strategy,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “Through the first nine months of 2025, we have completed eight acquisitions representing approximately $105 million of annualized revenue, with the pending acquisition of Mountain State Waste expected to add another $30 million. Looking forward, we have positioned ourselves to continue capturing opportunities in our robust acquisition pipeline.”
“We again delivered strong same store organic growth in revenue, Adjusted EBITDA and Adjusted Free Cash Flow, driven by collection pricing, improved base business cost margins, and higher year-over-year landfill volumes,” Casella said. “In addition, we made steady progress on our billing system integrations in the acquired Mid-Atlantic businesses in the quarter which, together with new truck deliveries through the balance of the year, will position us well for synergy realization and improved business performance in that market as we move into 2026.”
Q3 2025 Results
Revenues were $485.4 million for the quarter, up $73.7 million, or up 17.9%, from the same period in 2024, with revenue growth mainly driven by: the rollover impact from acquisitions, including deals closed in prior periods; sustained collection and disposal price growth; and strong National Accounts growth in our Resource Solutions segment.
Operating income was $29.4 million for the quarter, up $5.0 million, or up 20.5%, from the same period in 2024, which included the Southbridge Landfill closure charge which did not recur in the third quarter of 2025.
Net income was $10.0 million for the quarter, up $4.2 million, or up 73.0%, from the same period in 2024, largely driven by the factors impacting operating income. Adjusted Net Income, a non-GAAP measure, was $26.6 million for the quarter, up $0.4 million, or up 1.5%, from the same period in 2024.
Adjusted EBITDA was $119.9 million for the quarter, up $16.9 million, or up 16.4%, from the same period in 2024, driven by both acquisition contribution and organic growth.
Please refer to "Non-GAAP Performance Measures" included in "Unaudited Reconciliation of Certain Non-GAAP Measures" below for additional information and reconciliations of Adjusted Net Income, Adjusted EBITDA and other non-GAAP performance measures to their most directly comparable GAAP measures.

Net cash provided by operating activities was $233.2 million for the year-to-date period, up $61.6 million from $171.6 million for the same period in 2024, driven by both acquisition contribution and organic growth, lower cash interest payments and a lower outflow from changes in working capital compared to the same period in 2024. Adjusted Free Cash Flow for the nine months ended September 30 was $119.5 million, up $20.7 million from $98.8 million for the same period in 2024.
Please refer to "Non-GAAP Liquidity Measures" included in "Unaudited Reconciliation of Certain Non-GAAP Measures" below for additional information and reconciliation of Adjusted Free Cash Flow to its most directly comparable GAAP measure.
Fiscal Year 2025 Outlook
“We are increasing the lower end of our guidance ranges for revenue and Adjusted EBITDA, reflecting our confidence in strong results through the remainder of the year and our limited exposure to recycled commodity price volatility given our successful floating fees structure,” Casella said. “We are also reaffirming our guidance ranges for Net income, Net cash provided by operating activities and Adjusted Free Cash Flow, as we remain on plan for these metrics.”
The Company updated guidance for the fiscal year ending December 31, 2025 ("fiscal year 2025") by estimating results in the following ranges:
•Revenues between $1.830 billion and $1.840 billion (raised the lower end from $1.820 billion to $1.830 billion); and
•Adjusted EBITDA between $415 million and $425 million (raised the lower end from $410 million to $415 million).
The Company reaffirmed guidance for fiscal year 2025 by estimating results in the following ranges:
•Net income between $8 million and $18 million;
•Net cash provided by operating activities between $325 million and $335 million; and
•Adjusted Free Cash Flow between $170 million and $180 million.
The guidance ranges include acquisition activity completed to date, including the $105 million of annualized revenue acquired in the year-to-date period, but do not include the impact of any acquisitions that have not been completed, including the acquisition of Mountain State Waste.
Adjusted EBITDA and Adjusted Free Cash Flow related to fiscal year 2025 are described in the Unaudited Reconciliation of Fiscal Year 2025 Outlook Non-GAAP Measures section of this press release. Net income and Net cash provided by operating activities are provided as the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted Free Cash Flow, respectively, however these forward-looking estimates for fiscal year 2025 do not contemplate any unanticipated impacts.
Conference Call to Discuss Quarter
The Company will host a conference call to discuss these results on Friday, October 31, 2025 at 10:00 a.m. Eastern Time. Individuals interested in participating in the call should register for the call by clicking here to obtain a dial in number and unique passcode. Alternatively, upon registration, the website linked above provides an option for the conference provider to call the registrant's phone line, enabling participation on the call.
The call will also be webcast; to listen, participants should visit the company’s website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the Company's website and accessible using the same link.
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal, institutional and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the eastern United States. For further information, investors may visit the Company’s website at http://www.casella.com.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; anticipated impacts from future or completed acquisitions; and guidance for fiscal year 2025, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things, the following: the Company may be unable to adequately increase prices or drive operating efficiencies to adequately offset increased costs and inflationary pressures, including increased fuel prices, wages, and tariffs; it is difficult to determine the timing or future impact of a sustained economic slowdown that could negatively affect our operations and financial results; the increasing focus on per - and polyfluoroalkyl substances (“PFAS”) and other emerging contaminants, including the recent designation by the U.S. Environmental Protection Agency of two PFAS chemicals as hazardous substances under the Comprehensive Environmental Response, Compensation, and Liability Act, will likely lead to increased compliance and remediation costs and litigation risks; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates; the Company's insurance coverage and self-insurance reserves may be inadequate to cover all of its risk exposures; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; disruptions or limited access to domestic and global transportation or the imposition of tariffs could impact the Company's ability to sell recyclables into end markets; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all, including due to the failure to satisfy all closing conditions and to receive required regulatory approvals that may prevent closing of any announced transaction; the Company may not be able to successfully integrate and recognize the expected financial benefits from acquired businesses; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A. “Risk Factors” in the Company's most recently filed Form 10-K and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Brian J. Butler, CFA
Vice President of Investor Relations
(802) 772-2264
Media:
Jeff Weld
Vice President of Communications
(802) 772-2234
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$485,351	$411,627	$1,367,786	$1,129,797
Operating expenses:
Cost of operations	315,262	267,117	903,783	741,695
General and administration	57,273	47,030	168,282	138,547
Depreciation and amortization	78,829	59,174	227,326	168,549
Expense from acquisition activities	4,618	5,450	16,610	18,297
Southbridge Landfill closure charge	—	8,477	—	8,477
	455,982	387,248	1,316,001	1,075,565
Operating income	29,369	24,379	51,785	54,232
Other expense (income):
Interest expense, net	13,915	14,368	38,513	40,134
Other income	(436)	(412)	(1,370)	(1,239)
Other expense, net	13,479	13,956	37,143	38,895
Income before income taxes	15,890	10,423	14,642	15,337
Provision for income taxes	5,906	4,652	4,260	6,677
Net income	$9,984	$5,771	$10,382	$8,660
Basic weighted average common shares outstanding	63,492	58,808	63,450	58,318
Basic earnings per common share	$0.16	$0.10	$0.16	$0.15
Diluted weighted average common shares outstanding	63,591	58,921	63,550	58,415
Diluted earnings per common share	$0.16	$0.10	$0.16	$0.15

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and restricted cash	$192,653	$383,303
Accounts receivable, net of allowance for credit losses	192,510	165,917
Other current assets	62,842	64,085
Total current assets	448,005	613,305
Property and equipment, net of accumulated depreciation and amortization	1,268,942	1,164,815
Operating lease right-of-use assets	107,633	98,050
Goodwill	1,115,862	1,002,266
Intangible assets, net of accumulated amortization	308,945	313,468
Other non-current assets	35,905	38,164
Total assets	$3,285,292	$3,230,068
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$24,283	$42,619
Current operating lease liabilities	11,692	10,291
Accounts payable	112,956	111,087
Current accrued final capping, closure and post-closure costs	11,236	3,224
Contract liabilities	48,490	50,690
Other accrued liabilities	87,848	89,406
Total current liabilities	296,505	307,317
Debt, less current portion	1,122,523	1,090,632
Operating lease liabilities, less current portion	74,755	64,449
Accrued final capping, closure and post-closure costs, less current portion	172,301	169,006
Other long-term liabilities	51,844	47,825
Total stockholders' equity	1,567,364	1,550,839
Total liabilities and stockholders' equity	$3,285,292	$3,230,068

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net income	$10,382	$8,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	227,326	168,549
Interest accretion on landfill and environmental remediation liabilities	11,105	8,758
Amortization of debt issuance costs	2,277	2,224
Stock-based compensation	11,647	7,433
Operating lease right-of-use assets expense	16,385	13,119
Other items and charges, net	(150)	12,459
Deferred income taxes	1,076	3,424
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(46,835)	(53,032)
Net cash provided by operating activities	233,213	171,594
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(217,501)	(259,196)
Additions to intangible assets	—	(265)
Additions to property and equipment	(187,803)	(126,361)
Proceeds from sale of property and equipment	581	1,047
Proceeds from property insurance settlement	—	146
Net cash used in investing activities	(404,723)	(384,629)
Cash Flows from Financing Activities:
Proceeds from debt borrowings	91,500	801,750
Principal payments on debt	(108,408)	(780,771)
Payments of debt issuance costs	(2,232)	(6,448)
Proceeds from the public offering of Class A common stock	—	496,569
Net cash (used in) provided by financing activities	(19,140)	511,100
Net (decrease) increase in cash, cash equivalents and restricted cash	(190,650)	298,065
Cash, cash equivalents and restricted cash, beginning of period	383,303	220,912
Cash, cash equivalents and restricted cash, end of period	$192,653	$518,977
Supplemental Disclosure of Cash Flow Information:
Cash interest payments	$42,835	$45,685
Cash income tax payments	$318	$5,135
Right-of-use assets obtained in exchange for finance lease obligations	$30,268	$23,679
Right-of-use assets obtained in exchange for operating lease obligations	$22,668	$10,776

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(In thousands)
Non-GAAP Performance Measures
In addition to disclosing financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), the Company also presents non-GAAP performance measures such as Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted Earnings Per Common Share that provide an understanding of operational performance because it considers them important supplemental measures of the Company's performance that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's results. The Company also believes that identifying the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses these non-GAAP performance measures to further understand its “core operating performance” and believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing such non-GAAP performance measures to investors, in addition to corresponding income statement measures, affords investors the benefit of viewing the Company’s performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The tables below set forth such performance measures on an adjusted basis to exclude such items:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$9,984	$5,771	$10,382	$8,660
Net income as a percentage of revenues	2.1%	1.4%	0.8%	0.8%
Provision for income taxes	5,906	4,652	4,260	6,677
Other income	(436)	(412)	(1,370)	(1,239)
Interest expense, net	13,915	14,368	38,513	40,134
Depreciation and landfill amortization	59,849	45,131	169,764	129,704
Amortization of intangibles (i)	18,980	14,043	57,562	38,845
Expense from acquisition activities (ii)	4,618	5,450	16,610	18,297
Southbridge Landfill closure charge (iii)	—	8,477	—	8,477
Depletion of landfill operating lease obligations	3,358	2,552	8,947	7,247
Interest accretion on landfill and environmental remediation liabilities	3,679	2,896	11,105	8,758
Adjusted EBITDA	$119,853	$102,928	$315,773	$265,560
Adjusted EBITDA as a percentage of revenues	24.7%	25.0%	23.1%	23.5%
Depreciation and landfill amortization	(59,849)	(45,131)	(169,764)	(129,704)
Depletion of landfill operating lease obligations	(3,358)	(2,552)	(8,947)	(7,247)
Interest accretion on landfill and environmental remediation liabilities	(3,679)	(2,896)	(11,105)	(8,758)
Adjusted Operating Income	$52,967	$52,349	$125,957	$119,851
Adjusted Operating Income as a percentage of revenues	10.9%	12.7%	9.2%	10.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$9,984	$5,771	$10,382	$8,660
Amortization of intangibles (i)	18,980	14,043	57,562	38,845
Expense from acquisition activities (ii)	4,618	5,450	16,610	18,297
Southbridge Landfill closure charge (iii)	—	8,477	—	8,477
Tax effect (iv)	(6,988)	(7,539)	(22,815)	(17,687)
Adjusted Net Income	$26,594	$26,202	$61,739	$56,592

Diluted weighted average common shares outstanding	63,591	58,921	63,550	58,415

Diluted earnings per common share	$0.16	$0.10	$0.16	$0.15
Amortization of intangibles (i)	0.30	0.24	0.91	0.66
Expense from acquisition activities (ii)	0.07	0.09	0.26	0.31
Southbridge Landfill closure charge (iii)	—	0.14	—	0.15
Tax effect (iv)	(0.11)	(0.13)	(0.36)	(0.30)
Adjusted Diluted Earnings Per Common Share	$0.42	$0.44	$0.97	$0.97
(i)Amortization of intangibles is the add-back of non-cash amortization of acquired intangibles such as covenants not-to-compete, customer relationships and trade names.
(ii)Expense from acquisition activities is comprised primarily of legal, consulting, rebranding, information technology and other costs associated with the due diligence, acquisition and integration of acquired businesses. The nine months ended September 30, 2024 included a charge for an increase in the reserve against accounts receivable of the businesses acquired in our acquisition of the equity interests of four wholly-owned subsidiaries of GFL Environmental Inc. as a result of our inability to pursue collections during the transition services period with the seller, resulting in accounts receivable aged beyond what is typical in our business.
(iii)Southbridge Landfill closure charge are expenses related to the unplanned early closure of the landfill located in Southbridge, Massachusetts (“Southbridge Landfill”) along with associated legal activities. The Company initiated the unplanned, premature closure of the Southbridge Landfill in the fiscal year ended December 31, 2017 due to the significant capital investment required to obtain expansion permits and for future development coupled with an uncertain regulatory environment. The unplanned closure of the Southbridge Landfill reduced the economic useful life of the assets from prior estimates by approximately ten years. In August 2024, the Company received the final closure permit related to Southbridge Landfill, which set out permit conditions including environmental monitoring, third party inspections, inspection of the final cover, leachate sampling, post-closure monitoring and other post-closure requirements, and entered the post-closure period. The Company recorded a non-cash charge in the three and nine months ended September 30, 2024 to revise the accrued post-closure liability for the Southbridge Landfill based on the conditions in the closure permit.
(iv)Tax effect of the adjustments is an aggregate of the current and deferred tax impact of each adjustment, including the impact to the effective tax rate, current provision and deferred provision. The computation considers all relevant impacts of the adjustments, including available net operating loss carryforwards and the impact on the remaining valuation allowance.

Non-GAAP Liquidity Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also presents non-GAAP liquidity measures such as Adjusted Free Cash Flow that provide an understanding of the Company's liquidity because it considers them important supplemental measures of its liquidity that are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company's cash flow generation from its core operations that are then available to be deployed for strategic acquisitions, growth investments, development projects, unusual landfill closures, site improvement and remediation, and strengthening the Company’s balance sheet through paying down debt. The Company also believes that showing the impact of certain items as adjustments provides more transparency and comparability across periods. Management uses non-GAAP liquidity measures to understand the Company’s cash flow provided by operating activities after certain expenditures along with its consolidated net leverage and believes that these measures demonstrate the Company’s ability to execute on its strategic initiatives. The Company believes that providing such non-GAAP liquidity measures to investors, in addition to corresponding cash flow statement measures, affords investors the benefit of viewing the Company’s liquidity using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and cash flow generation has performed. The table below, on an adjusted basis to exclude certain items, sets forth such liquidity measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$93,565	$91,813	$233,213	$171,594
Capital expenditures	(65,925)	(51,461)	(187,803)	(126,361)
Proceeds from sale of property and equipment	78	220	581	1,047
Proceeds from property insurance settlement	—	146	—	146
Southbridge Landfill closure (i)	—	799	—	2,281
Cash outlays for acquisition expenses (ii)	5,930	4,580	17,698	14,015
Acquisition capital expenditures (iii)	14,153	12,830	54,139	25,489
McKean Landfill rail capital expenditures (iv)	825	318	1,625	3,543
FLSA legal settlement payment (v)	—	—	—	6,150
Landfill capping charge - veneer failure payment (vi)	—	—	—	850
Adjusted Free Cash Flow	$48,626	$59,245	$119,453	$98,754
(i)Southbridge Landfill closure are cash outlays associated with the unplanned, early closure of the Southbridge Landfill. The Company initiated the unplanned, premature closure of the Southbridge Landfill in the fiscal year ended December 31, 2017, and expects to incur cash outlays through satisfaction of the closure requirements and the environmental remediation process. In August 2024, the Company received the final closure permit related to Southbridge Landfill and entered the post-closure period.
(ii)Cash outlays for acquisition expenses are cash outlays for transaction and integration costs relating to specific acquisition transactions and include legal, consulting, rebranding, information technology and other costs as part of the Company’s strategic growth initiative.
(iii)Acquisition capital expenditures are acquisition-related capital expenditures that are necessary to transition and upgrade acquired assets to Company operating standards and to achieve strategic synergies associated with integrating newly acquired operations, which can be considered, together with acquisition purchase price, as part of the initial overall investment in an acquired business.
(iv)McKean Landfill rail capital expenditures are long-term infrastructure capital expenditures related to rail side development at the Company's landfill in Mount Jewett, PA ("McKean Landfill"), which is different from the landfill construction investments in the normal course of operations.
(v)FLSA legal settlement payment is the cash outlay of a legal settlement related to reaching an agreement in June 2023 with the collective class members of a class action lawsuit relating to certain claims under the Fair Labor Standards Act of 1938 ("FLSA") as well as state wage and hours laws.
(vi)Landfill capping charge - veneer failure payment is the cash outlay associated with operating expenses incurred to clean up the affected capping material at the Company's landfill in Seneca, New York that has been reimbursed to us by a third party.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, and Adjusted Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, and Adjusted Free Cash Flow presented by other companies.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF FISCAL YEAR 2025 OUTLOOK NON-GAAP MEASURES
(In thousands)

Following is a reconciliation of the Company's estimated Adjusted EBITDA(i) from estimated Net income for fiscal year 2025:

(Estimated) Twelve Months Ending December 31, 2025
Net income	$8,000 - $18,000
Provision for income taxes	4,000 - 8,000
Other income	(2,000)
Interest expense, net	53,000
Expense from acquisition activities	18,000
Depreciation and landfill amortization	229,000
Amortization of intangibles	76,000
Depletion of landfill operating lease obligations	12,000
Interest accretion on landfill and environmental remediation liabilities	15,000
Adjusted EBITDA	$415,000 - $425,000
Following is a reconciliation of the Company's estimated Adjusted Free Cash Flow(i) from estimated Net cash provided by operating activities for fiscal year 2025:

(Estimated) Twelve Months Ending December 31, 2025
Net cash provided by operating activities	$325,000 - $335,000
Capital expenditures	(240,000)
Acquisition capital expenditures	60,000
Cash outlays for acquisition expenses	18,000
McKean Landfill rail capital expenditures	7,000
Adjusted Free Cash Flow	$170,000 - $180,000
(i)See footnotes for Non-GAAP Performance Measures and Non-GAAP Liquidity Measures included in the Unaudited Reconciliation of Certain Non-GAAP Measures for further disclosure over the nature of the various adjustments to estimated Adjusted EBITDA and estimated Adjusted Free Cash Flow.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL DATA TABLES
(In thousands)
Amounts of total revenues attributable to services provided for the three months ended September 30, 2025 and 2024 are as follows:

	Three Months Ended September 30,
	2025			2024
	Gross Revenues	Intercompany Revenues	Third-Party Revenues	Gross Revenues	Intercompany Revenues	Third-Party Revenues
Collection	$333,913	$(19,865)	$314,048	$269,102	$(16,523)	$252,579
Disposal	152,110	(78,665)	73,445	133,718	(66,265)	67,453
Landfill gas-to-energy	1,538	—	1,538	1,651	—	1,651
Processing	3,856	(717)	3,139	4,075	(593)	3,482
Solid waste	491,417	(99,247)	392,170	408,546	(83,381)	325,165
Processing	38,597	(5,398)	33,199	37,629	(2,675)	34,954
National Accounts	59,981	1	59,982	51,814	(306)	51,508
Resource Solutions	98,578	(5,397)	93,181	89,443	(2,981)	86,462
Total revenues	$589,995	$(104,644)	$485,351	$497,989	$(86,362)	$411,627

Components of consolidated revenue growth for the three months ended September 30, 2025 compared to the three months ended September 30, 2024 are as follows:

	Amount	% of Related Business	% of Total Company
Solid waste operations:
Collection	$11,805	4.7%	2.9%
Disposal	3,078	4.6%	0.7%
Processing	1	—%	—%
Solid waste price	14,884	4.6%	3.6%
Collection	(349)	(0.1)%	(0.1)%
Disposal	(16)	—%	—%
Processing	(72)	(2.1)%	—%
Solid waste volume	(437)	(0.1)%	(0.1)%
Intercompany transfers to National Accounts	(1,707)		(0.4)%
Surcharges and other fees	1,941		0.5%
Commodity price and volume	(385)		(0.1)%
Acquisitions	52,709	16.2%	12.8%
Total solid waste operations	67,005	20.6%	16.3%
Resource Solutions operations:
Price	(1,048)	(1.2)%	(0.3)%
Volume	5,343	6.2%	1.3%
Intercompany transfers from solid waste	1,707		0.4%
Surcharges and other fees	5		—%
Acquisitions	712	0.8%	0.2%
Total Resource Solutions operations	6,719	7.8%	1.6%
Total Company	$73,724		17.9%

Components of capital expenditures(i) for the three and nine months ended September 30, 2025 and 2024 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Growth capital expenditures:
Acquisition capital expenditures	$11,597	$12,830	$50,256	$25,489
McKean Landfill rail capital expenditures	825	318	1,625	3,543
Other	5,220	4,644	13,293	9,636
Growth capital expenditures	17,642	17,792	65,174	38,668
Replacement capital expenditures:
Landfill development	6,938	14,728	14,200	32,536
Vehicles, machinery, equipment and containers	29,992	13,103	80,164	41,348
Facilities	8,942	4,527	21,621	10,536
Other	2,411	1,311	6,644	3,273
Replacement capital expenditures	48,283	33,669	122,629	87,693
Capital expenditures	$65,925	$51,461	$187,803	$126,361
(i)The Company's capital expenditures are broadly defined as pertaining to either growth or replacement activities. Growth capital expenditures are defined as costs related to development projects, organic business growth, and the integration of newly acquired operations. Growth capital expenditures include costs related to the following: 1) acquisition capital expenditures that are necessary to transition and upgrade acquired assets to Company operating standards and to achieve strategic synergies associated with integrating newly acquired operations, which can be considered, together with acquisition purchase price, as part of the initial overall investment in an acquired business; 2) McKean Landfill rail capital expenditures, which is unique and different from landfill construction investments in the normal course of operations because the Company is investing in long-term infrastructure; and 3) development of landfill permit expansions, investment in infrastructure to increase throughput at transfer stations and recycling and other processing facilities, capital expenditures for new equipment, such as trucks, containers or compactors, to support new contracts or other organic business growth, and other development projects in support of our growth strategies. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, replacement costs for equipment and other capital expenditures due to age or obsolescence, and capital items not otherwise defined as growth capital expenditures.